Exhibit 99.1

FOR FURTHER INFORMATION:
AT THE COMPANY:	AT FINANCIAL RELATIONS BOARD:
Richard G. Smith	Leslie Loyet
Chief Financial Officer	Analyst Inquiries
Ph: (773) 380-6587	(312) 640-6672
FOR IMMEDIATE RELEASE
FRIDAY, MARCH 14, 2008
DEERFIELD CAPITAL CORP. ANNOUNCES PORTFOLIO UPDATE
CHICAGO, March 14, 2008 — Deerfield Capital Corp. (NYSE: DFR) today announced that, in order to increase liquidity, reduce risk associated with our residential mortgage backed securities, or RMBS, portfolio and principally focus our growth on our asset management business, we completed the following transactions between February 15, 2008 and March 10, 2008: sold agency RMBS with an amortized cost of $1.8 billion; sold AAA-rated non-agency RMBS with an amortized cost of $103.2 million; and reduced the net notional amount of interest rate swaps used to hedge the RMBS portfolio by approximately $2.0 billion. The net losses realized on these transactions were approximately $61.3 million. We have increased our liquidity as a result of these sales, and our management believes that we have adequate liquidity to support our business activities, including the remaining RMBS portfolio and associated interest rate hedges. We are in compliance with the material terms of our repurchase agreements. However, recent sales have the potential to impact both our ability to qualify as a real estate investment trust, or REIT, and to maintain the exemption from registration under the Investment Company Act of 1940, as amended, or 1940 Act.
To qualify as a REIT, at the end of each calendar quarter, at least 75% of the value of total assets must consist of qualifying assets, including real estate assets, cash and cash items (including receivables) and government securities. As a result of the sales of substantially all of the AAA-rated non-agency RMBS and a large portion of the agency RMBS, we may not be in compliance with this test at the end of the quarter. To remain qualified as a REIT, the Company will need to acquire additional qualifying assets or dispose of a significant portion of our nonqualifying assets by March 31, 2008, or within 30 days thereafter. If we fail to qualify as a REIT for the 2008 taxable year, we would be subject to regular corporate income tax. In addition, we would be prevented from qualifying as a REIT until our 2013 taxable year. We are pursuing strategies to maintain our REIT qualification although there is no assurance we will be successful in this regard, and we may explore alternative corporate structures in order to maximize value for our shareholders.
We operate our business in such a way as to avoid regulation under the 1940 Act. Historically, we have done so primarily by ensuring that 55% of the assets of Deerfield Capital LLC, or DC LLC, are mortgage loans and other qualifying assets. As a result of the transactions described above, DC LLC no longer complies with this test. Accordingly, we and DC LLC now rely on a safe harbor exemption for companies that have a bona fide intent to be engaged in an excepted activity but that temporarily fail to meet the requirements of their exemption from registration as an investment company. If we are unable to restore our assets to compliance with our usual tests within a one-year period, we may be required either to register as an investment company or to acquire or dispose of assets in order to meet the long-term exemption.
Waiver under Series A Notes and Series B Notes
On March 14, 2008, we entered into waivers with the holders of our Series A Senior Secured Notes and Series B Senior Secured Notes. The waivers extend through March 31, 2009, or the Waiver Period, and waive compliance with certain portions of a REIT qualification covenant contained in the note purchase agreements relating to the notes. Pursuant to the waivers, we have agreed to use reasonable best efforts to meet the requirements to qualify as a REIT during the Waiver Period.
Resignation of Gregory H. Sachs
Effective March 10, 2008, Gregory H. Sachs resigned from his position as a member of our board of directors to pursue other business interests. We now have six directors on our board of directors.
About the Company
Deerfield Capital Corp. is a REIT with a portfolio comprised primarily of fixed income investments, including RMBS and corporate debt. In addition, through our subsidiary Deerfield Capital Management LLC, we manage assets for third party clients, including government securities, corporate debt, RMBS and asset-backed securities.
For more information, please go to the company website at www.deerfieldcapital.com
* * Notes to Follow * *

NOTES TO PRESS RELEASE
     Certain statements in this press release and the information incorporated by reference herein are forward-looking as defined by the Private Securities Litigation Reform Act of 1995. These include statements as to such things as future capital expenditures, growth, business strategy and the benefits of the merger of Deerfield Capital Corp. (DFR) with Deerfield (the “Merger”), including future financial and operating results, cost savings, enhanced revenues and the accretion/dilution to reported earnings that may be realized from the Merger as well as other statements of expectations regarding the effect of the Merger and any other statements regarding future results or expectations. Forward-looking statements can be identified by forward looking language, including words such as “believes,” “anticipates,” “expects,” “estimates,” “intends,” “may,” “plans,” “projects,” “will” and similar expressions, or the negative of these words. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made. Forward-looking statements are also based on predictions as to future facts and conditions the accurate prediction of which may be difficult and involve the assessment of events beyond DFR’s control. The forward-looking statements are further based on various operating assumptions. Caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, actual results may differ materially from expectations or projections. DFR does not undertake any obligation to update any forward-looking statement, whether written or oral, relating to matters discussed in this press release, except as may be required by applicable securities laws.
     The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements:
Relating to our business generally:
•	effects of the current dislocation in the subprime mortgage sector and the weakness in the mortgage market and credit markets generally;

•	rapid changes in market value of residential mortgage-backed securities, or RMBS, and other assets, making it difficult for us to maintain our real estate investment trust, or REIT, qualification or our current or any alternative exemption from the Investment Company Act of 1940, as amended, or 1940 Act;

•	failure to comply with covenants contained in the agreements governing our indebtedness;

•	limitations and restrictions contained in instruments and agreements governing indebtedness;

•	ability to maintain adequate liquidity, including ability to raise additional capital and secure additional financing;

•	changes in the general economy or debt markets in which we invest;

•	increases in borrowing costs relative to interest received on assets;

•	the costs and effects of the current Securities and Exchange Commission, or SEC, investigation into certain mortgage securities trading procedures in connection with which the SEC has requested information from DFR and DCM regarding certain mortgage securities trades of ours;

•	changes in investment strategy;

•	ability to continue to issue collateralized debt obligation, or CDO, vehicles, which can provide us with attractive financing for debt securities investments;

•	effects of CDO financings on cash flows;

•	loss of key personnel, most of whom are not bound by employment agreements;

•	adverse changes in accounting principles, tax law, or legal/regulatory requirements;

•	changes in REIT qualification requirements, making it difficult for us to conduct our investment strategy, and failure to maintain our qualification as a REIT;

•	failure to comply with applicable laws and regulations;

•	liability resulting from actual or potential future litigation;

•	the costs, uncertainties and other effects of legal and administrative proceedings;

•	the impact of competition; and

•	actions of domestic and foreign governments and the effect of war or terrorist activity.
Relating to the DFR investment portfolio:
•	impact of DFR’s changes in its strategy surrounding the composition of its investment portfolio;

•	widening of mortgage spreads relative to swaps or treasuries leading to a decrease in the value of DFR’s mortgage portfolio resulting in higher counterparty margin calls and decreased liquidity;

•	effects of leverage and indebtedness on portfolio performance;

•	effects of defaults or terminations under repurchase transactions and long-term debt obligations;

•	higher or lower than expected prepayment rates on the mortgages underlying DFR’s RMBS holdings;

•	illiquid nature of certain of the assets in the investment portfolio;

•	increased rates of default on DFR’s investment portfolio (which risk rises as the portfolio seasons), and decreased recovery rates on defaulted loans;

•	DFR’s inability to obtain favorable interest rates, margin or other terms on the financing that is needed to leverage DFR’s RMBS and other positions;

•	flattening or inversion of the yield curve (short term interest rates increasing at a greater rate than longer term rates), reducing DFR’s net interest income on its financed mortgage securities positions;

•	DFR’s inability to adequately hedge its holdings sensitive to changes in interest rates;

•	narrowing of credit spreads, thus decreasing DFR’s net interest income on future credit investments (such as bank loans);

•	concentration of investment portfolio in adjustable-rate RMBS;

•	effects of investing in equity and mezzanine securities of CDOs; and

•	effects of investing in the debt of middle market companies.
Relating to the business of Deerfield and DCM:
•	significant reductions in DCM’s client assets under management, or AUM (which would reduce DCM’s advisory fee revenue), due to such factors as weak investment performance, substantial illiquidity or price volatility in the fixed income instruments DCM trades, loss of key portfolio management or other personnel (or lack of availability of additional key personnel if needed for expansion), reduced investor demand for the types of investment products DCM offers or loss of investor confidence due to weak investment performance, volatility of returns and adverse publicity;

•	significant reductions in DCM’s client AUM resulting from redemption of investment fund investments by investors therein or withdrawal of money from separately managed accounts;

•	significant reductions in DCM’s fee revenues and/or AUM resulting from the failure to satisfy certain structural protections and/or the triggering of events of default contained in the indentures governing the CDOs;

•	non-renewal or early termination of investment management agreements or removal of DCM as investment manager pursuant to the terms of such investment management agreements;

•	pricing pressure on the advisory fees that DCM can charge for its investment advisory services;

•	difficulty in increasing AUM, or efficiently managing existing assets, due to market-related constraints on trading capacity, inability to hire the necessary additional personnel or lack of potentially profitable trading opportunities;

•	the reduction in DCM’s CDO management fees or AUM resulting from payment defaults by issuers of the underlying collateral, downgrades of the underling collateral or depressed market values of the underlying collateral, all of which may contribute to the triggering of certain structural protections built into CDOs;

•	changes in CDO asset and liability spreads making it difficult or impossible for DCM to launch new CDOs;

•	DCM’s dependence on third party distribution channels to market its CDOs;

•	liability relating to DCM’s failure to comply with investment guidelines set by its clients or the provisions of the management and other agreements to which it is a party; and

•	changes in laws, regulations or government policies affecting DCM’s business, including investment management regulations and accounting standards.
Relating to the Merger:
•	DFR’s ability to integrate the businesses of DFR and DCM successfully and the amount of time and expense to be spent and incurred in connection with the integration;

•	the ability to realize the economic benefits that DFR anticipates as a result of the Merger;

•	failure to uncover all risks and liabilities associated with acquiring DCM;

•	federal income tax liability as a result of owning Deerfield and DCM through taxable REIT subsidiaries, or TRSs, and the effect of DFR’s acquisition of Deerfield on DFR’s ability to continue to qualify as a REIT;

•	the impact of owning Deerfield on DFR’s ability to rely on an exemption from registration under the 1940 Act;

•	the limitations or restrictions imposed on DCM’s investment management services as a result of DFR’s ownership of DCM;

•	the impact of approximately $74 million of two series of senior secured notes issued as partial consideration for the Merger and DFR’s guarantee of those notes, including the impact of DFR’s guarantee of those notes on DFR’s liquidity, ability to raise additional capital and financial condition; and

•	the impact of 14,999,992 shares of Series A Preferred Stock issued in connection with the Merger, including its conversion into common stock approved by DFR’s stockholders, which includes dilution of the ownership of DFR’s common stock and may reduce its market price.
     These and other factors that could cause DFR’s actual results to differ materially from those described in the forward-looking statements are set forth in DFR’s annual report on Form 10-K for the year ended December 31, 2007 and DFR’s other public filings with the SEC and public statements by DFR. Readers of this press release are cautioned to consider these risks and uncertainties and not to place undue reliance on any forward-looking statements.